Exhibit 99

CONTACT:	REGIS CORPORATION:
Mark Fosland — Vice President, Finance
952-806-1707
Alex Forliti — Director, Finance-Investor Relations
952-806-1767

For Immediate Release

REGIS REPORTS SECOND QUARTER REVENUES OF $575 MILLION

-Second Quarter Consolidated Revenues Decreased 2.0 Percent-

MINNEAPOLIS, January 8, 2010 — Regis Corporation (NYSE:RGS), the global leader in the $170 billion hair care industry, today reported consolidated revenues decreased 2.0 percent in the second fiscal quarter of 2010 to $575 million, compared to $587 million a year ago.  Second quarter total same-store sales decreased 3.7 percent.

“In December 2008, we began to see a significant lengthening in consumers’ salon visitation patterns due to the economic recession,” commented Paul D. Finkelstein, Chairman and Chief Executive Officer.  “As a result, we thought customer visitations could begin to anniversary and stabilize this December.  Our same-store sales results improved throughout December, however not quite to the level we had planned, especially in our higher price point Regis Salon concepts.  For the quarter, same-store sales were down 3.7 percent, including a negative 4.1 percent in the month of December.  We saw a significant improvement in both service and product same-store sales in the latter half of December, with total North American salon same-store sales improving to negative 3.6 percent from negative 5.4 percent in the first half of the month.

“While it’s difficult to predict when customer visitation patterns will completely anniversary and stabilize, we continue to believe same-store sales in the second half of our current fiscal year should improve over the first half of the year.  Our expectations for fiscal year 2010 are unchanged, with same-store sales estimated to be in a range of negative three percent to positive one percent, and operational EBITDA in a range of $200 million to $240 million.”

Mr. Finkelstein concluded, “Our business is the quintessential replenishment business providing consumers an affordable necessity, and we are well positioned for the long-term.  In the near-term, we continue to see benefit from our operational and corporate office expense control initiatives and remain focused on maintaining a conservative balance sheet.”

Second Quarter Revenues:

	For the Three Months Ended December 31, 2009
	Salons		Hair Restoration
(Dollars in thousands)	North America	International	Centers	Consolidated
Revenues:
Service	$390,315	$28,369	$16,509	$435,193
Product	100,690	11,980	18,033	130,703
Royalties and fees	8,971	—	611	9,582
Total	$499,976	$40,349	$35,153	$575,478

	For the Three Months Ended December 31, 2008
	Salons		Hair Restoration
(Dollars in thousands)	North America	International	Centers	Consolidated
Revenues:
Service	$399,961	$28,823	$16,294	$445,078
Product	102,491	12,445	17,838	132,774
Royalties and fees	8,961	—	613	9,574
Total	$511,413	$41,268	$34,745	$587,426

Second Quarter Same-Store Sales:

For the Three Months Ended December 31,

	2009			2008
	Service	Retail	Total	Service	Retail	Total
Regis Salons	-9.3%	-13.0%	-10.0%	-8.0%	-13.4%	-9.0%
MasterCuts	-2.2	-3.0	-2.3	-0.7	-10.1	-2.7
Supercuts	0.9	4.7	1.3	0.8	-0.4	0.7
Promenade	-3.6	-5.0	-3.7	-1.8	-5.2	-2.2
SmartStyle	-3.2	-0.2	-2.2	0.8	-4.1	-0.9
Domestic Same-Store Sales	-4.1%	-3.7%	-4.0%	-2.5%	-6.8%	-3.3%

International Same-Store Sales	-1.3%	-2.3%	-1.6%	-12.3%	-7.6%	-10.7%

Hair Restoration Same-Store Sales	-0.9%	1.1%	0.1%	-0.2%	-2.7%	-1.5%

Consolidated Same-Store Sales	-3.9%	-2.9%	-3.7%	-3.0%	-6.4%	-3.8%

International same-store sales for the quarter represent the 12-week period ended December 12, 2009 versus the 12-week period ended December 13, 2008.

Regis Corporation will announce second quarter 2010 earnings results on January 27, 2010. A conference call discussing second quarter results will follow at 10:00 a.m., Central time. Interested parties are invited to listen by logging on to www.regiscorp.com.

About Regis Corporation

Regis Corporation (NYSE:RGS) is the beauty industry’s global leader in beauty salons, hair restoration centers and cosmetology education. As of September 30, 2009, the Company owned, franchised or held ownership interests in 12,900 worldwide locations.  Regis’ corporate and franchised locations operate under concepts such as Supercuts, Sassoon Salon, Regis Salons, MasterCuts, SmartStyle, Cost Cutters, Cool Cuts 4 Kids and Hair Club for Men and Women.  In addition, Regis maintains an ownership interest in Provalliance, which operates salons primarily in Europe, under the brands of Jean Louis David, Franck Provost and Saint Algue.  Regis also maintains ownership interests in Empire Education Group in the U.S. and the MY Style concepts in Japan.  System-wide, these and other concepts are located in the U.S. and in over 30 other countries in North America, South America, Europe, Africa and Asia.  For additional information about the company, including a reconciliation of non-GAAP financial information and certain supplemental financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com. To join Regis Corporation’s email alert list, click on this link: http://www.b2i.us/irpass.asp?BzID=913&to=ea&Nav=1&S=0&L=1

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward—looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate” and “plan.” In addition, the following factors could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include competition within the personal hair care industry, which remains strong, both domestically and internationally; price sensitivity; changes in economic conditions, and in particular, continued weakness in the U.S. and global economies; changes in consumer tastes and fashion trends; the ability of the Company to implement its planned spending and cost reduction plan and to continue to maintain compliance with the financial covenants in its credit agreements; labor and benefit costs; legal claims; risk inherent to international development (including currency fluctuations); the continued ability of the Company and its franchisees to obtain suitable locations and financing for new salon development and to maintain satisfactory relationships with landlords and other licensors with respect to existing locations; governmental initiatives such as minimum wage rates, taxes and possible franchise legislation; the ability of the Company to successfully identify, acquire and integrate salons that support its growth objectives; the ability of the Company to maintain satisfactory relationships with suppliers; the ability of the Company to consummate the planned closure of salons and the related realization of the anticipated costs, benefits and time frame; or other factors not listed above. The ability of the Company to meet its expected revenue target is dependent on salon acquisitions, new salon construction and same-store sales increases, all of which are affected by many of the aforementioned risks. Additional information concerning potential factors that could affect future financial results is set forth in the Company’s Annual Report on Form 10-K for the year ended June 30, 2009. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

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